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                                                                     EXHIBIT 11


                      BRUSH WELLMAN INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS



                                                     THIRD QUARTER ENDED                  NINE MONTHS ENDED
                                                ----------------------------         -----------------------------
                                                September 29,     October 2,         September 29,      October 2,
                                                   1995              1994                1995              1994
                                                   ----              ----                ----              ----
Primary:
  Average shares outstanding                    16,234,035           16,106,822          16,193,815       16,096,005

  Dilutive stock options based
       on the treasury stock method
       using average market price                  284,097               84,534             225,276           78,077
                                             -------------        -------------       -------------    -------------
               TOTALS                           16,518,132           16,191,356          16,419,091       16,174,082
                                             =============        =============       =============    =============
  Net Income                                    $3,332,000           $2,432,000         $16,796,000      $13,919,000
  Per share amount                                   $0.20                $0.15               $1.02            $0.86
                                             =============        =============       =============    =============


Fully diluted:
  Average shares outstanding                    16,234,035           16,106,822          16,193,815       16,096,005

  Dilutive stock options based
       on the treasury stock method
       using average market price                  284,116               85,693             230,132           88,382
                                             -------------        -------------       -------------    -------------
               TOTALS                           16,518,151           16,192,515          16,423,947       16,184,387
                                             =============        =============       =============    =============
  Net Income                                    $3,332,000           $2,432,000         $16,796,000      $13,919,000
  Per share amount                                   $0.20                $0.15               $1.02            $0.86
                                             =============        =============       =============    =============
